Personal Securities Trading Standards

Table of Contents

Personal Securities Trading Standards	i

Section 1: Prudential’s Standards on Insider Trading	1

Section 2: General Principles and Standards of Business Conduct	6

Section 3: Monitoring Classifications	7

Section 4: Securities Account Maintenance	8

Securities Accounts and Authorized Broker-Dealers	8

Mutual Fund Only Accounts and 529 Accounts	9

Discretionary Managed Accounts	9

Cryptocurrency Investments	10

Section 5: Preclearance Requirements	10

Preclearance Requirements – General	10

Preclearance Requirements – Margin Accounts and Limit Orders	11

Preclearance Requirements – Gifts of Covered Securities	12

Submitting a Preclearance Request	12

Section 6: General Trading and Other Restrictions	12

Material Nonpublic Information:	12

Sixty-Day Mutual Fund Holding Period	12

Blackout Periods	13

Short-Swing Profits	13

Exceptions (Sixty-Day Holding Period, Access/Investment Person Blackout Periods and Short Swing Profits)	13

Prudential Securities	14

Employer-issued Stock Option Transactions	14

Short Sales	14

Options	15

Initial Public Offerings	15

Private Placements	15

Investment Clubs	16

Board Memberships and Joint Ventures	16

PGIM Real Estate – Prudential Retirement Real Estate Fund Restrictions (“PRREF”)	16

Section 7: Additional Requirements For Designated Persons	16

Trading Windows	17

Preclearance Requirements	17

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Trading Prohibitions	18

Account Maintenance	18

Account Statement Requirements for Designated Persons Only	18

Section 8: Associated Persons	19

Section 9: Acknowledgements	20

Initial and Annual Account Acknowledgement	20

Initial and Annual Holdings Report	20

Initial and Annual Investment Adviser’s Code of Ethics	20

Initial and Annual U.S. Information Barrier Standards Acknowledgement	21

Broker Consent	21

Other Compliance Acknowledgements and Certifications	21

Section 10: Administration and Recordkeeping	21

Violations	21

Recordkeeping	22

EXHIBIT A	23

EXHIBIT B	28

CONTACTS: PST.HELP@PRUDENTIAL.COM	30

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Section 1: Prudential’s Standards on Insider Trading

Prudential aspires to the highest standard of business ethics. Accordingly, Prudential has developed the following standards and requirements to properly protect material nonpublic information and to comply with laws and regulations governing insider trading.

A. Use of Material Nonpublic and Confidential Information

In the course of your work at Prudential, you may receive or have access to material nonpublic information about Prudential or other public companies. The Company standards, industry practice and federal and state laws establish strict guidelines regarding the use of material nonpublic information. In addition to these requirements, Prudential has established the corporate master policy entitled “Protection and Use of Material Nonpublic Information: Information Barriers and Personal Securities Trading.” Additionally, the U.S. Information Barrier Standards have been adopted to provide specific requirements for employees of a U.S. Investment Sector (as defined in the U.S. Information Barrier Standards) and its constituent investment units (including their operations located outside the U.S.).

You may not use material nonpublic information, including information obtained in the course of your employment, for your personal gain or share such information with others for their personal benefit. You must treat as confidential all information that is not publicly disclosed concerning Prudential’s financial information and key performance drivers, investment activity or plans, or the financial condition and business activity (potentially including cyber incidents and cyber risk) of Prudential or any company with which Prudential is doing business.

If you possess material nonpublic information, you must preserve its confidentiality and disclose it only to other Employees who have a legitimate business need for the information. In addition, there are special rules for non-investment unit employees sharing material nonpublic information with employees of an investment unit. In these circumstances, you must contact the Law Department or Compliance prior to sharing this information so that proper precautions can be taken.

In the course of your business activities, you may be involved in confidential analysis involving other external public companies. You must treat as confidential all information received relating to this analysis and discuss it only with those employees who have a legitimate business need for the information. You may not personally use this information or share such information with others for anyone’s personal benefit. Under federal securities law, it is illegal to buy or sell a security while in

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possession of material nonpublic information relating to the security.1,2 It is also illegal to “tip” others about inside information. In other words, you may not pass material nonpublic information about an issuer on to others or recommend that they trade the issuer’s securities.

Insider trading is an extremely complex area of the law principally regulated by the Securities and Exchange Commission (“SEC”). If you have any questions concerning the law or a particular situation, you should consult with the Compliance Department or the Law Department. If you believe that you may have material nonpublic information about a public company obtained in the course of your position, or if you are in a portfolio or asset management unit and you believe you may have material nonpublic information regardless of the source, you should notify your Chief Compliance Officer so that the securities can be monitored and/or placed on a restricted list as appropriate.

B. Prudential Insider Trading Rules

Below are rules concerning insider trading. Failure to comply with these rules could result in violations of the federal securities laws and subject you to severe penalties described in Section I.H. Violations of these rules also may result in discipline by Prudential up to and including termination of employment. You may not buy or sell securities issued by Prudential or any other public company if you are in possession of material nonpublic information relating to those companies.3 This restriction applies to transactions for you, members of your family, Prudential or any other person for whom you may buy or sell securities. In addition, you may not recommend to others that they buy or sell that security while in possession of material nonpublic information.

If you are aware that Prudential is considering or actually trading any security for any account it manages, you must regard that as material nonpublic information. Accordingly, you may not make any trade or recommendation involving that security until seven calendar days after you know that such trading is no longer being considered or until seven calendar days after Prudential ceases trading in that security, whichever is longer. In addition, you must treat any nonpublic information about portfolio holdings of any registered investment company managed by Prudential as material nonpublic information. You may not communicate material nonpublic information to anyone except individuals who are entitled to receive it in connection with the performance of their responsibilities for Prudential (i.e., individuals with a “need to know”).

1 Rule 10b5-1(c), adopted by the Securities and Exchange Commission, provides for an affirmative defense to allegations of insider trading for trades implemented in accordance with a Rule 10b5-1(c) trading plan (“Individual Trading Plan”). Certain Prudential employees may be eligible to enter into an Individual Trading Plan with respect to certain sales of Prudential securities and exercises of Prudential employee stock options. Any Individual Trading Plan must be precleared in accordance with Company standards. These individuals have been specifically notified.

2 In some circumstances, additional elements may be required for there to be a violation of law, including scienter and breach of a duty.

3 Certain sales of Prudential securities and exercises of Prudential employee stock options are permitted if made pursuant to a Company precleared Individual Trading Plan.

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You should refrain from buying or selling securities issued by any companies about which you are involved in confidential analysis. In addition, you may not communicate any information regarding the confidential analysis of the company, or that Prudential is even evaluating the company, to anyone except individuals who are entitled to receive it in connection with the performance of their responsibilities for Prudential.

C. What is Nonpublic Information?

Nonpublic information is information that is not generally available to the investing public. Information is public if it is generally available through the media or disclosed in public documents such as corporate filings with the SEC. If it is disclosed in a national business or financial wire service (such as Dow Jones or Bloomberg), in a national news service (such as AP or Reuters), in a newspaper, on the television, on the radio, or in a publicly disseminated disclosure document (such as a proxy statement or prospectus), you may consider the information to be public. If the information is not available in the general media or in a public filing, you should consider it to be nonpublic. Neither partial disclosure (disclosure of part of the information) nor the existence of rumors is sufficient to consider the information to be public. If you are uncertain as to whether information is nonpublic, you should consult the Law Department or your Chief Compliance Officer.

While you must be especially alert to sensitive information, you may consider information received directly from a designated company spokesperson to be public information unless you know or have reason to believe that such information is not generally available to the investing public. An Employee working on a private securities transaction who receives information from a company representative regarding the transaction should presume that the information is nonpublic.

Example:

When telling a Prudential analyst certain information about the company, a company representative gives indication that the information may be nonpublic by saying: “This is not generally known but . . .” In such a situation, the analyst should assume that the information is nonpublic.

D. What is Material Information?

There is no statutory definition of material information. You should assume that information is material if an investor, considering all the surrounding facts and circumstances, would find such information important in deciding whether or when to buy, sell, or hold a security. In general, any nonpublic information that, if announced, could affect the price of the security should be considered to be material information. If you are not sure whether nonpublic information is material, you should consult the Law Department or your Chief Compliance Officer. Material information may be about Prudential or another public company.

Examples:

•	Information about a company’s earnings or dividends (e.g., whether earnings will increase or decrease);

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•	Information about a company’s physical assets (e.g., an oil discovery, a fire that destroyed a factory, or an environmental problem);

•	Information about a company’s personnel (e.g., a valuable employee leaving or becoming seriously ill);

•	Information about a company’s pension plans (e.g., the removal of assets from an over-funded plan or an increase or decrease in future contributions);

•	Information about a company’s financial status (e.g., financial restructuring plans or changes to planned payments of debt securities);

•	Information about a data breach or misuse of company or customer information;

•	Information about a merger, acquisition, tender offer, joint venture or similar transaction involving the Company; or

•	Information about pending litigation involving a company generally should be considered material.

Information may be material even though it may not be directly about a company (e.g., if the information is relevant to that company or its products, business, or assets).

Examples:

•	Information that a company’s primary supplier is going to increase dramatically the prices it charges; or

•	Information that a competitor has just developed a product that will cause sales of a company’s products to plummet.

Material information may also include information about Prudential’s activities or plans relating to a company unaffiliated with Prudential.

Examples:

Information that Prudential is going to enter into a transaction with a company, such as, for example, awarding a large service contract to a particular company.

E. “Front-running” and “Scalping”

Trading while in possession of information concerning Prudential’s trades is prohibited by Prudential’s insider trading rules and may also violate federal law. This type of trading activity is referred to as “front running” and “scalping”.

Front running occurs when an individual, with knowledge of Prudential’s trading intentions, knowingly makes a trade in the same direction as Prudential just before Prudential makes its trade. Examples include buying a security just before Prudential buys that security (in the expectation that the price may rise based on such purchase) or selling a security just before Prudential sells such security (in the expectation that such sale will lead to a drop in price).

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Scalping is making a trade in the opposite direction just after Prudential’s trade, in other words, buying a security just after Prudential stops selling such security or selling just after Prudential stops buying such security.

Example:

Prudential is planning to sell a large position in ABC Co. If you sell ABC Co. securities ahead of Prudential in expectation that the large sale will depress its price, you are engaging in front running. If you purchase ABC Co. securities after Prudential has completed its sale to take advantage of the temporary price decrease, you are engaging in scalping.

F. Private Securities Transactions

The anti-fraud provisions of the federal securities laws apply to transactions in both publicly traded securities and private securities. However, the insider trading laws do not prohibit private securities transactions where both parties to the transaction have possession of the same material nonpublic information.

G. Charitable Gifts

If you are in possession of material nonpublic information concerning a security you hold, you may not gift the security to a charitable institution and receive a tax deduction on the gift.

H. Penalties for Insider Trading4

1. Penalties for Individuals

Individuals who illegally trade while in possession of material nonpublic information or who illegally tip such information to others may be subject to severe civil and criminal penalties including disgorgement of profits, substantial fines and imprisonment. Employment consequences of such behavior may include the loss or suspension of licenses to work in the securities industry, and disciplinary action by Prudential that may include fines or other monetary penalties, suspension without pay, reduction in PTO days or other disciplinary action up to and including termination of employment.

4 In addition to the penalties listed in this section, Prudential and/or Prudential Employee could be subject to penalties under the Employee Retirement Income Security Act of 1974 (ERISA) if the insider trading occurs in connection with an ERISA plan’s investment.

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2. Penalties for Supervisors

The law provides for penalties for “controlling persons” of individuals who engage in insider trading. Accordingly, under certain circumstances, supervisors of an Employee who is found liable for insider trading may be subject to criminal fines up to $1 million per violation, civil penalties and fines, and discipline by Prudential up to and including termination of employment.

3. Penalties for Prudential

Prudential could also be subject to penalties in the event an Employee is found liable for insider trading. Such penalties include, among others, harsh criminal fines and civil penalties, as well as restrictions placed on Prudential’s ability to conduct certain business activities including broker- dealer, investment adviser, and investment company activities.

Section 2: General Principles and Standards of Business Conduct

As a leader in the insurance and financial services industry, Prudential Financial, Inc. and its subsidiaries (collectively “Prudential” or the “Company”) aspire to the highest standards of business conduct. Maintaining high standards requires a total commitment to sound ethical principles and Prudential’s values. It also requires nurturing a business culture that supports decisions and actions based on what is right, not simply what is expedient.

Consistent with this standard, Prudential has developed these Personal Securities Trading Standards (the “Standards”) which are designed for Prudential and its Employees to comply with various securities laws and regulations including the Insider Trading and Securities Fraud Enforcement Act of 1988 (“ITSFEA”), the Conduct Rules of the Financial Industry Regulatory Authority (“FINRA”), Rule 204A-1 under the Investment Advisers Act of 1940, and Rule 17(j) under the Investment Company Act of 1940 as applicable.

The Company has delegated administration of these Standards to its Corporate Compliance Securities Monitoring Unit (“SMU”). Using the FIS Protegent PTA system (“FIS”), and other methods, SMU conducts reviews of personal securities transactions with a view towards determining whether Employees have complied with all applicable provisions of these Standards. SMU is responsible for developing and maintaining standard operating procedures detailing the scope and frequency of surveillance reports. Local Business Unit Compliance is responsible for developing and maintaining more detailed standard operating procedures around this monitoring process to detect and prevent violations of these Standards.

No business unit may adopt standards or procedures that are less stringent than these Standards without approval from Prudential’s Chief Compliance Officer. However, U.S. business units may adopt standards and procedures that are more stringent than those contained herein. Employees located in jurisdictions where local regulations require more or less stringent requirements should defer to local Compliance standards and procedures.

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Capitalized Terms used throughout these Standards are defined in the Glossary in Exhibit A. Exhibit B provides a summary of the requirements under these Standards. If you are unclear as to your personal trading and reporting responsibilities, or have any questions concerning any aspect of these Standards, please contact SMU at PST.help@prudential.com.

Section 3: Monitoring Classifications

Employee classifications (also referred to as Access Levels) are disclosed to them within FIS or Prudential’s Compliance Center. Certain contingent workers may be classified under these Standards and the classifications for such persons are disclosed in FIS as well. For ease of reference, the term Employee will be used throughout these Standards and multiple classifications may apply depending on the person’s role. If you have been assigned multiple classifications in FIS, please note that you must adhere to the requirements for all classifications that have been assigned to you. The classifications under these Standards are as follows:

•

Supervised Persons – Individuals who are officers, directors and employees of a registered investment adviser, as well as certain other individuals who provide advice on behalf of the adviser and are subject to the adviser’s supervision and control.

•

Covered Persons – Employees, other than Access Persons, who may have access to sensitive or confidential information about third parties or external companies or those individuals who the Company determines should be monitored due to their role in the organization. Certain Covered Persons may be subject to preclearance of personal securities trading activity, depending on their access to material non-public information

•

Access Persons – Employees who work in or support portfolio management activities, have access to nonpublic investment advisory client trading information or recommendations, or have access to nonpublic portfolio holdings of mutual funds. This includes Employees or officers of a mutual fund or investment adviser who, in connection with their normal responsibilities, make, participate in, or have access to current or pending information regarding the purchase or sale of securities by any portfolios managed by the business unit or group of business units to which the individual is deemed to have access. This may also include Employees who do not have access to nonpublic trading or holdings information, but who have been identified by Compliance as individuals who should be held to the standards that apply to an Access Person because of the activities conducted by their business unit.

•

Investment Persons – Access Persons who, in connection with their regular functions or duties, make or participate in making recommendations regarding the purchase or sale of securities for client accounts (i.e., public-side portfolio managers, traders, analysts, other individuals designated by the Local Business Unit Compliance Officer).

•

Designated Person – An Employee who, during the normal course of his or her job, has routine access to material nonpublic information about Prudential. Material nonpublic information may consist of financial or non-financial information about Prudential as a whole or one or more Divisions or Segments. See Section 7.

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•

Associated Person – Any officer, director or branch manager (or any person occupying a similar status or performing similar functions), any person directly or indirectly controlling, controlled by, or under common control with the broker-dealer, any Employee of the broker- dealer or individuals performing covered functions under the Operations Professional rule 1230 (b)(6), except someone whose functions are solely clerical or ministerial. This includes all Employees who are registered with a member firm of the Financial Industry Regulatory Authority (aka “FINRA”). See Section 8.

Employees should consult with their Local Business Unit Compliance Officers to determine whether any additional personal trading standards or procedures have been adopted by their business unit. Furthermore, Employees located outside of the United States should consult with their Local Business Unit Compliance Officers for clarification regarding the applicability of these Standards which may be limited due to local laws.

Section 4: Securities Account Maintenance

Securities Accounts and Authorized Broker-Dealers

Access Persons, Investment Persons, and Covered Persons are required to maintain their Securities Accounts at an Authorized Broker-Dealer (please see Exhibit A for the definition of Securities Accounts and for the list of Authorized Broker-Dealers). Designated Persons should reference Section 7 of these Standards for Account Maintenance Requirements. This requirement does not apply to Employees outside of the U.S. maintaining accounts with foreign broker dealers, unless such Employees are classified as Covered Persons or they are employed by a U.S. registered investment adviser that is affiliated with the Company. Restrictions pertaining to ownership of Prudential stock in unauthorized broker-dealer accounts apply to Designated Persons. Please see the Additional Requirements for Designated Persons Section of these Standards for details.

All Securities Accounts must be reported in FIS which can be accessed by typing “PST” into a web browser on your Prudential computer. Employees who are newly subject to this requirement are required to transfer their Securities Accounts to an Authorized Broker-Dealer within sixty days of their Company start date or the date the Employee becomes subject to these Standards as a result of transfer or newly acquired access to material, nonpublic information. In addition, in the event that you open a new Securities Account, you must report it in FIS within thirty days of activating the new account.

Exceptions to the Authorized Broker-Dealer requirement will be evaluated on a case-by-case basis and will be approved on a limited basis (e.g., blind trusts, non-transferable securities, Discretionary Management Accounts, spousal accounts where the spouse is subject to the same Authorized Broker- Dealer requirement as the Employee). Exceptions, other than for non-U.S. Employees, to the Authorized Broker-Dealer requirement or any other reporting requirement must be submitted to the Chief Compliance Officer responsible for your business unit who will submit the request to the appropriate business unit or corporate department executive for review and approval. Exceptions for Employees outside the U.S. may be granted by the local business unit head provided that Compliance recommends approval. If, at any time, the facts and circumstances have changed regarding an account(s) for which an exception has been previously granted, the Employee must promptly notify Compliance and request that the account(s) be reviewed in light of the changed circumstances.

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Even if you are granted an exception to the Authorized Broker-Dealer requirement and are permitted to maintain an account with a broker-dealer who is not authorized, you must direct the brokerage firm(s) that maintain(s) your securities account(s) to send duplicate copies of your trade confirmations and account statements (“trading activity”) to the SMU. A sample letter to a brokerage firm is available in the FIS system.

Certain brokers may require written consent forms with physical signatures from all account owners, including Immediate Family Members, prior to transmitting personal trading data to Prudential Financial, Inc. for new and existing accounts.

Mutual Fund Only Accounts and 529 Accounts

Access Persons and Investment Persons must report all Securities Accounts held at a broker-dealer even if the account is limited to the purchase and sale of open end mutual funds. However, Covered Persons do not have to report Securities Accounts that are limited to the purchase and sale of open end mutual funds.

Some mutual fund companies allow mutual fund shares to be purchased and held directly through the fund’s transfer agent rather than through a broker-dealer. Such mutual fund transfer agency accounts, including the underlying transactions and holdings in those accounts, do not need to be reported to Prudential.

529 College Savings Plans purchased directly from a state sponsor rather than through a broker- dealer are not subject to these Standards and do not require disclosure.

Discretionary Managed Accounts

Access Persons, Investment Persons, Covered Persons and Designated Persons must disclose Discretionary Managed Accounts to SMU and must provide a copy of the executed Discretionary Managed Account Agreement for review and approval. Upon approval, duplicate statements and trade confirmations for these accounts are not required to be submitted unless you are an Employee who is subject to reporting requirements under Section 16 of the Securities Exchange Act of 1934 (such Employees will be notified by SMU). However, any Employee may be asked to provide Compliance with periodic statements for certain Discretionary Managed Accounts.

A Discretionary Managed Account Agreement may establish general investment objectives. However, the account owner may not make or be permitted to make any specific decisions regarding the purchase or sale of individual securities for the account. If the account owner has granted management of their Discretionary Managed Account to a third party, then the account owner must not influence or control the account, such as by suggesting purchases or sales of investments, directing transactions, or consulting with the manager regarding allocation of investments in any way that could affect the selection of specific securities.

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Certain Employees who are affiliated with an investment adviser, have reported and have received approval to maintain a Discretionary Managed Account are required to complete a periodic certification to the effect that they have not influenced the purchase and sale of investments as noted in the paragraph above. The Financial Professional responsible for the Discretionary Managed Account may be required to complete a separate certification to Prudential regarding the account. Additionally, they may be asked periodically to discuss the nature of the account with Compliance.

For the purposes of these Standards, automated adviser accounts (colloquially referred to as robo-advisers) that utilize algorithms to manage client assets may be subject to the same provisions of these Standards as Discretionary Managed Accounts provided the robo-adviser’s managed account agreement is accepted by Compliance.

Cryptocurrency Investments

Purchases or sales of cryptocurrencies do not generally involve a “security” and do not need to be precleared, nor do cryptocurrency accounts or “wallets” require disclosure. However, employees currently required to preclear ETFs and/or futures contracts must also preclear ETFs that invest in cryptocurrencies and futures contracts that are cryptocurrency-based. Similarly, private placements require preclearance even if the offered securities involve investment in or are being purchased with cryptocurrency. These Employees and their Immediate Family Members are required to disclose holdings of cryptocurrency-based ETFs, futures and private placements as part of their Annual Holdings Reports. Also, note that certain cryptocurrency offerings such as an initial coin offering may be considered a securities offering. You should contact the SMU to determine whether any such offering requires preclearance.

Section 5: Preclearance Requirements

Preclearance Requirements – General

Preclearance of personal securities transactions allows Prudential to prevent personal trades that may conflict with Client trades or transactions. As such, Access Persons (subject to the exceptions noted below) and Investment Persons must preclear all transactions in Covered Securities as defined in Exhibit A. Preclearance is not required for transactions that are Non-Volitional as defined in Exhibit A. Furthermore, preclearance is not required by the following Access Persons:

•

Access Persons in Global Portfolio Strategies Inc. (“GPSI”) are subject to limited preclearance requirements that apply only to issuers on the GPSI Restricted List. Access Persons in GPSI should contact their Local Business Unit Compliance Officer for more information regarding which Covered Securities require preclearance; and

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•

Access Persons of Pruco Securities LLC (“Pruco”)/ Prudential Financial Planning Services (“PFPS”) are generally required to: (i) avoid placing their own personal interests ahead of the interests of PFPS clients; (ii) avoid taking inappropriate advantage of their position with the Company; and (iii) avoid any actual or potential conflicts of interest. PFPS Access Persons’ personal securities transactions are monitored for potential conflicts of interest in ETF trades where the same ETF is transacted in their clients’ accounts on the same day.

•

Access and Investment Persons of Prudential Customer Solutions LLC (“PCS”) are only required to preclear the exchange-traded funds, and their equivalents or derivatives, offered through the adviser’s platform. Additionally, all PCS Access and Investment Persons are prohibited from profiting from a purchase and sale, or sale and purchase, of the same or an equivalent exchange-traded fund offered through the adviser’s platform within any sixty-calendar day period. Transactions resulting in a loss are not subject to this prohibition.

Covered Persons in Prudential Retirement and other areas of the company may be restricted from purchasing or selling securities of certain issuers engaged in pension risk transfer (“PRT”) activities. Such restrictions apply to all Securities Accounts, excluding accounts that are limited to only purchasing and selling open-end mutual funds, in which the Covered Person is deemed to have a beneficial interest. If you are a Covered Person subject to PRT restrictions, you must determine whether the security you intend to trade is on the Restricted List prior to executing a trade. You can confirm the restricted status of a security by entering a preclearance request into FIS or by contacting your Local Business Unit Compliance Officer.

Preclearance Requirements - Margin Accounts and Limit Orders

Trading approval is valid only for the day that it is granted. Employees who are subject to preclearance are discouraged from entering limit orders that carry over to a future trading day and from maintaining margin accounts. If you engage in multi-day limit orders, you must obtain preclearance approval on each day that the order is outstanding. Transactions triggered by limit orders, margin calls, or margin account maintenance fees require preclearance approval and may result in violations of the Standards.

Preclearance Requirements - PGIM Real Estate and PGIM Real Estate Finance

All Access Persons of PGIM Real Estate and PGIM Real Estate Finance and functional Employees who are co-located with these units must preclear all Covered Securities including real estate-related securities. Additionally, Employees in PGIM Real Estate, PGIM Real Estate Finance and functional Employees who are co-located with these units are prohibited from trading real estate investment trusts and real estate operating companies while employed by or supporting PGIM Real Estate and PGIM Real Estate Finance.

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Preclearance Requirements - Gifts of Covered Securities

Preclearance is also required if an Access Person or Investment Person gifts or donates a Covered Security to a person, charity or other business entity. With respect to Access Persons and Investment Persons in QMA, these Employees must also preclear gifts, donations and the receipt of Prudential-related securities.

Submitting a Preclearance Request

For U.S. based Employees, preclearance requests must be submitted via FIS which can be accessed by typing “PST” into a web browser on your Prudential computer. Automated feedback will be provided as to whether the request is approved, denied, or in need of further review. Generally, preclearance requests may be submitted between 6:00 AM and 4:00 PM Eastern Standard Time. Submitting a preclearance request outside of these times will result in a system-generated denial. Approved trades must be executed by the close of business on the day in which the preclearance approval is granted. Approved orders for securities traded in foreign markets may be executed within two business days from the date preclearance is granted.

For non-U.S. based Employees, in certain instances local law or administrative issues may prohibit the use of FIS. In these cases, the personal trading activity of these Employees is approved, monitored, and tracked locally by the business unit compliance department through other methods which may include paper. Additionally, certain jurisdictions may grant preclearance approval for a duration spanning the current trading day and the next trading day for transactions executed on foreign exchanges. Please consult your local Compliance Officer for details.

For private securities transactions, preclearance is a manual process and paper approval request forms can be obtained through FIS or by contacting your Local Business Unit Compliance Officer. Completed private securities transactions must be reported to your Local Business Unit Compliance Officer within ten days following the close of the quarter in which the trade was executed.

Section 6: General Trading and Other Restrictions

Material Nonpublic Information:

No Employee may buy or sell any security while in possession of material, nonpublic information about the issuer of that security.

Sixty-Day Mutual Fund Holding Period

Subject to the exceptions noted below, Investment Personnel of all business units, as well as the President, Chief Compliance Officer, and Chief Legal Officer of PGIM Investments LLC and AST Investment Services, Inc. (and each of their respective direct reports) are required to hold Affiliated Open End Mutual-Funds purchased for a period of 60-days. This 60-day holding period also applies to transactions in Affiliated Open End Mutual-Funds that serve as underlying investment options in Prudential sponsored insurance products. Profits realized on such transactions that do not adhere to the requirements of this Section may be required to be disgorged to the Fund or as otherwise deemed appropriate by the Committee.

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Blackout Periods

Subject to the exceptions noted below: i) Access Persons are prohibited from knowingly executing a securities transaction on the same day that a client in their business unit has a pending buy or sell order in the same or an equivalent security; and ii) Investment Persons are prohibited from knowingly buying or selling a security within seven calendar days before or after a client in their business unit trades in the same or an equivalent security. These prohibitions will not apply to purchases and sales executed in a fund or portfolio that replicates a broad-based securities market index as defined by the Securities Monitoring Unit and Local Business Unit Compliance.

Transactions inadvertently executed by an Access Person or Investment Person during a blackout period will not be considered a violation provided that the transaction was precleared and was conducted without prior knowledge of the client trade. Access and Investment Persons of Prudential Customer Solutions LLC (“PCS”) are excluded from the above requirements.

Designated Persons are prohibited from executing trades in Prudential related securities unless the trading window is open. Certain sales of Prudential securities and exercises of Prudential Employee stock options are permitted during blackout periods only if made pursuant to the Company precleared Individual Trading Plan, otherwise known as a 10b5-1 plan, that is maintained by SMU.

Short-Swing Profits

Subject to the exceptions noted below, Investment Persons are prohibited from profiting from a purchase and sale, or sale and purchase, of the same or an equivalent security within any sixty-calendar day period. Transactions resulting in a loss are not subject to this prohibition.

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For Investment Persons in SIRG, this prohibition is limited to the purchase and sale of the same or equivalent exchange traded funds. Transactions resulting in a loss are not subject to this prohibition.

•

Access and Investment Persons of PCS are prohibited from profiting from a purchase and sale, or sale and purchase, of the same or an equivalent exchange-traded fund offered through the adviser’s platform within any sixty-calendar day period. Transactions resulting in a loss are not subject to this prohibition.

In keeping with the spirit of this restriction, Investment Persons should not engage in options or other derivative strategies that lead to the exercise or assignment of securities that would result in a prohibited transaction (i.e., writing a short call or buying a long put with an expiration date of less than sixty days). Any such transaction would be considered as turnover within the sixty-day period and will result in a violation of these Standards.

Exceptions (Sixty-Day Holding Period, Access/Investment Person Blackout Periods and Short Swing Profits)

Exceptions may be granted to the Sixty-Day Holding Period, Blackout Periods and Short Swing Profits when the transaction is Non-Volitional or is:

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•	in an approved Discretionary Managed Account;

•	part of an automatic investment/withdrawal program; or

•	part of an automatic rebalancing program.

Exceptions to Access/Investment Person Blackout Period and Short Swing Profit provisions may also be granted for De Minimis Transactions which are:

•	any trades, or series of trades effected over a 30-calendar day period, involving 500 shares or less in each direction (purchase or sale) of an equity security; and

•

any fixed-income securities transaction, or series of related transactions effected over a 30- calendar day period, involving 100 units ($100,000 principal amount) or less in each direction (purchase or sale).

Prudential Securities

All Employees are prohibited from trading Prudential securities while in possession of material nonpublic information regarding the Company. For purposes of these Standards, all requirements and restrictions relating to Prudential securities include, but are not limited to common stock, bonds (including convertible bonds), the Prudential Financial, Inc. Common Stock Fund (“PFI Common Stock Fund”), Employee stock options, restricted stock, restricted stock units, performance shares, performance units, exchange traded or other options and Prudential Financial single stock futures.

All Employees are also prohibited from selling Prudential securities short including “short sales against the box”, hedging Prudential securities transactions, and from participating in any exchange traded Prudential options or futures transactions on any security issued by Prudential. These restrictions include: put or call options; prepaid variable forward contracts; equity swaps; collars; exchange traded funds; and any other financial instrument that is designed to hedge or offset any change in the market value of Prudential securities.

Employer-issued Stock Option Transactions

The exercise of Employee stock options issued by the Company requires preclearance by QMA Access and Investments Persons. The exercise of Employee stock options granted by a third party as compensation do not require preclearance provided the converted shares are not liquidated. All Employees with preclearance obligations must preclear the liquidation of shares resulting from the exercise of an employer-issued stock option.

Short Sales

Investment Persons may not sell any security short which is owned by any portfolio managed by the business unit that he/she supports with the exception of short sales “against the box”. A short sale “against the box” refers to a short sale when the seller owns an equivalent amount of the same securities. However, Employees may not short sell Prudential related securities under any circumstances.

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Options

Access Persons and Investment Persons may not write naked call options or buy naked put options on a security owned by any portfolio managed by the business unit. Access Persons and Investment Persons may purchase options on securities not held by any portfolio managed by the business unit, or purchase call options or write put options on securities owned by any portfolio managed by the business unit, subject to preclearance and the same restrictions applicable to other securities. Access Persons and Investment Persons may write covered call options or buy covered put options on a security owned by any portfolio managed by the business unit at the discretion of the business unit compliance officer. However, Investment Persons should keep in mind that the short-term trading profit rule might affect their ability to close out an option position at a profit.

Initial Public Offerings

All Registered Representatives and Investment Persons (with the exception of Investment Persons in SIRG) are prohibited from purchasing initial public offerings of securities. Access Persons and SIRG Investment Persons must preclear purchases of initial public offerings of securities. Such preclearance requests should be submitted via FIS to your Local Business Unit Compliance Officer. For purposes of these Standards, “initial public offerings of securities” do not include offerings of government or municipal securities.

Private Placements

Access Persons and Investment Persons are prohibited from investing in a private placement without prior approval from their Local Business Unit Compliance Officer. Such approval must be obtained from the Local Business Unit Compliance Officer, based on a determination that no conflict of interest is involved.

Restricted Lists and Watch Lists

Access Persons (with the exception of Access Persons in GPSI), Investment Persons and Covered Persons are prohibited from purchasing or selling securities of issuers on their respective business unit’s Restricted List. Access Persons in GPSI are prohibited from purchasing or selling securities of issuers on the GPSI Watch List if they have access to material nonpublic information regarding such issuers.

The Local Business Unit Compliance Officers are responsible for maintaining these Restricted Lists and/or Watch Lists pursuant to their standard operating procedures. Each unit’s Restricted/Watch List(s) is typically coded into FIS by SMU for automated monitoring. Restricted Lists and Watch Lists are confidential, and may not be shared across investment segments.

Employees who acquired restricted securities prior to becoming an Access Person, Investment Person and Covered Person, or prior to the security being placed on the unit’s Restricted List or Watch List, must obtain written exception from their Local Business Unit Compliance Officer prior to the sale of such security.

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Investment Clubs

Access Persons and Investment Persons may not participate in Investment Clubs.

Board Memberships and Joint Ventures

Employees should be mindful that purchasing and/or selling shares of publicly traded companies when the Employee or their Immediate Family Member serves on that company’s Board of Directors may require additional reporting and/or prior approval by that company. Please contact the Compliance Department of that company for guidance. Employees who serve on the Board of Directors for Prudential Affiliated Exchange Traded Funds, Affiliated Closed-End Funds, or Affiliated Open-End Mutual Funds are exempt from this requirement. Additionally, Employees serving on the Board of Directors for Prudential-affiliated joint ventures may be subject to trading restrictions on shares issued by the joint venture’s partner(s). Please contact the Securities Monitoring Unit or Local Business Unit Compliance for guidance.

PGIM Real Estate – Prudential Retirement Real Estate Fund Restrictions (“PRREF”)

PGIM Real Estate Employees, as well as certain other individuals who have been specifically notified, collectively called “PRREF Covered Individuals”, are subject to special restrictions and requirements relating to PRREF. PRREF Covered Individuals are subject to the PRREF trading window and blackout period procedures. Generally, PRREF Covered Individuals are only permitted to execute PRREF transactions during a PRREF open trading window. However, certain limited transactions are permissible during blackout periods. Please contact your Compliance Officer for additional information regarding blackout period exclusions.

Controls have been established to prevent prohibited transactions during closed trading windows. If a blocking system fails, the Employee is still responsible for adherence to these Standards. PGIM Real Estate compliance officers will send PRREF trading window and blackout period notices to all PRREF Covered Persons.

Section 7: Additional Requirements For Designated Persons

A Designated Person is an Employee who, during the normal course of his or her job has routine access to material, nonpublic information about Prudential, including information about one or more business units or corporate level information that may be material to Prudential. Employees who have been classified as a Designated Person have been informed of their status. If you have been classified as a Designated Person, but you do not think you have access to material nonpublic information about Prudential, you should contact the SMU to determine whether you should be reclassified. Please note, that as a Designated Person you may also have another classification under these Standards (e.g., Designated Person and Access Person). If so, you are required to comply with the strictest requirements of all such classifications.

The requirements and restrictions covered in this section apply to all accounts that hold and trade Prudential common stock (symbol: “PRU”) in which a Designated Person or an Immediate Family member has a direct or indirect beneficial interest and exercise investment discretion.

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Designated Persons located outside of the United States should contact their Local Business Unit Compliance Officer regarding the applicability of the provisions set forth in this section which may be limited due to local laws.

Trading Windows

Designated Persons are permitted to exercise their Prudential options and trade in PRU only during certain “open trading windows”. Trading windows will be closed for periods surrounding the preparation and release of Prudential’s financial results. The Company may also close the trading window at other unscheduled times and would provide notice when doing so. Approximately 48 hours after Prudential releases its quarterly earnings to the public, the trading window generally opens and will remain open until approximately three weeks before the end of the quarter.

Although certain automated blocks have been put in place to prevent trading when the trading window is closed, it is ultimately the Designated Person’s obligation to only trade Prudential related securities when the trading window is open. If a blocking system fails, the Designated Person remains responsible if a violation occurs.

Preclearance Requirements

During the “open trading windows”, Designated Persons who are Levels 1-6 and pay grades 56A and 560 must obtain preclearance approval via FIS prior to trading in Prudential related: common stock; bonds; Employee stock options; restricted stock; performance shares/units; exchange traded or other options; single stock futures; the Prudential Financial, Inc. Common Stock Fund; or engaging in any Prudential related transactions under the Prudential Stock Purchase Plan (PSPP), Prudential Deferred Compensation Plan, or Prudential Employee Savings Plan (PESP) affecting the Prudential Financial, Inc. Common Stock Fund. For QMA, this preclearance requirement applies to Designated Persons at all levels.

The preclearance requirement for Prudential related transactions excludes transactions in Prudential mutual funds and annuities.

Transactions affecting Prudential related securities must be completed during the open trading window and must be precleared when executed within Dividend Reinvestment Plans (DRIPs), the Prudential Deferred Compensation Plan, the Prudential Employee Savings Plan (PESP) and the Prudential Stock Purchase Plan (PSPP). However, there are certain limited exceptions to these requirements such as initial plan enrollments, catch-up contribution elections, contribution and deferral rate changes, and dividend elections. Designated Persons should contact their Local Business Unit Compliance Officer or SMU prior to engaging in a DRIP, PESP or PSPP related transaction.

Therefore, Designated Persons may not enter into “good until cancelled” or “limit” orders involving Prudential securities that carry over until the next trading day.

Designated Persons located outside of North or South America are granted approval for two business days including the date preclearance is granted. In addition, Designated Persons located in the United Kingdom (“UK”) will be permitted additional time to complete exercises of Prudential Employee stock options due to the settlement requirements within the UK, provided that the exercise is submitted within two days of receiving preclearance approval.

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Trading Prohibitions

All Designated Persons are prohibited from short selling Prudential securities. This prohibition includes “short sales against the box”, hedging Prudential securities transactions, and from participating in any exchange traded Prudential options or futures transactions on any security issued by Prudential. These restrictions include prepaid variable forward contracts, equity swaps, collars, exchange traded funds, and other financial instruments that are designed to hedge or offset any decrease in market value of Prudential securities.

Account Maintenance

All Designated Persons can only hold and trade Prudential Financial stock with an Authorized Broker-Dealer. While Prudential Financial stock held at Computershare is subject to the preclearance provisions of these Standards, Designated Persons are not required to transfer PRU positions held at Computershare to an Authorized Broker-Dealer. Within 30 days, Designated Persons must report all new accounts, including account numbers, to ensure that transaction records are sent to the SMU. Authorized Broker-Dealer requirements do not apply to accounts where Prudential Financial stock will not be held or traded. Employees with dual classifications are subject to the more stringent Account Maintenance requirement.

Account Statement Requirements for Designated Persons Only

Designated Persons who are job levels 1-6 and pay grades 56A and 560 in addition to Associated Persons must direct their brokerage firm(s) to send duplicate copies of trade confirmations and account statements to the SMU and/or authorize their broker to provide personal trading data via an electronic feed to Prudential for all Securities Accounts. Certain brokers may require written consent forms with physical signatures from all account owners, including Immediate Family Members, prior to transmitting personal trading data to Prudential Financial, Inc. for new and existing accounts. Designated Persons in all other job levels are exempt from the Account Statement Requirement. Employees with dual classifications are subject to the more stringent Account Maintenance requirement.

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Section 8: Associated Persons

Prudential has three broker-dealers, Pruco Securities, LLC (“Pruco”), Prudential Investment Management Services, LLC (“PIMS”) and Prudential Annuities Distributors, Inc. (“PAD”), referred to collectively as the “Prudential Broker-Dealers”. Unlike other Prudential businesses, the nature and scope of PIMS and PAD businesses are such that their Associated Persons generally do not, as a result of broker-dealer activity, have access to material nonpublic information concerning publicly traded securities. Accordingly, PIMS and PAD Associated Persons are generally not subject to the trading provisions of these Standards unless they have also been classified as an Access Person, Investment Person, Covered Person, or Designated Person in which case they are subject to the trading and reporting provisions that apply to these classifications.

The account disclosure process for all Associated Persons of Prudential Investment Management Services, LLC (“PIMS”) and Prudential Annuities Distributors, Inc. (“PAD”) will be centralized through Protegent’s Personal Trading Assistant (known internally as PST). Therefore, all Associated Persons and Registered Representatives of the PIMS and PAD broker dealers must disclose all reportable accounts using the PST application. Additionally, all Associated Persons and Registered Representatives of PIMS and PAD will be required to complete the Annual Personal Securities Trading Acknowledgment.

Employees who are solely classified as Associated Persons are subject to the Securities Account reporting and Annual Account Acknowledgement requirements set forth in these Standards. Additionally, these Employees must comply with the following SEC and FINRA related personal securities trading requirements that apply to Associated Persons:

•

Notify the applicable Prudential Broker-Dealer, in writing, prior to opening an account at another broker-dealer, and notify the other broker-dealer that they are an Associated Person of a Prudential Broker-Dealer. Associated Persons are not required to report accounts that are limited to the following types of investments: (1) mutual funds; (2) variable life and variable annuity contracts; (3) unit investment trusts; (4) certificates of deposit; (5) 529 Plans; and (6) money market fund accounts.

•	Annually, sign a statement affirming that they have read and understand Prudential’s Insider Trading Standards;

•

Do not purchase equity securities in an Initial Public Offering. Such purchases are prohibited. This prohibition applies to purchases in your Securities Accounts and in the Securities Accounts of your Immediate Family; and

•	Preclear all private placement transactions through your Local Business Unit Compliance Officer, including purchases and sales of limited partnership interests.

Associated Persons should also refer to the personal trading related requirements set forth in the policies and procedures of the Prudential Broker-Dealer that they are associated with.

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Section 9: Acknowledgements

For U.S. based Employees, all reports and acknowledgements must be completed via FIS. For non- U.S. based Employees, reports and acknowledgements are coordinated via your Local Business Unit Compliance Officer and, based on your location, may be disclosed via FIS. Based on your classification, you may be required to complete one or more acknowledgements upon hire, transfer or role change. Failure to complete acknowledgements in a timely manner may result in disciplinary action such as monetary penalties, suspension without pay, reduction in PTO days or other disciplinary action up to and including termination of employment.

Initial and Annual Account Acknowledgement

Upon hire/transfer, all Access Persons, Investment Persons, Covered Persons and Designated Persons must acknowledge receipt of these Standards and attest that they have complied with these Standards and related policies. This Acknowledgement Form includes a listing of the location of all reportable Securities Accounts, including those held at Authorized Broker-Dealers and those held at non- authorized firms. Your signature on the Acknowledgement Form will confirm that you have instructed all brokers for such accounts to send duplicate copies of account statements and trade confirmations to the SMU. Additionally, by signing the Acknowledgment Form you agree to notify the SMU of any changes to your accounts that are not held at an Authorized Broker-Dealer per an exception that has been granted to you.

Initial and Annual Holdings Report

Within ten calendar days of becoming an Access Person or Investment Person, the employee must disclose their personal securities holdings. This requirement also applies to certain Covered Persons5. This Initial Holdings report must include all holdings of private securities (e.g., limited partnership interests, private placements, hedge funds, etc.) and all holdings of proprietary and certain non-proprietary subadvised mutual funds. This includes those positions held in 401(k) Plans held at other companies, variable insurance products and annuities, excluding money market funds. Security positions held in Discretionary Managed Accounts and certain trust accounts are not required to be reported on an Initial Holdings Report. All Initial Holdings Reports must include information that is current within the previous forty-five days.

Initial and Annual Investment Adviser’s Code of Ethics

All Access Persons, Investment Persons, Supervised Persons and certain Covered Persons5 must file Investment Adviser Code of Ethics (“Code”) attestation acknowledging:

•	Acknowledge receipt of their Investment Adviser Code of Ethics (“Code”), including these Standards and any amendments to the Code and/or Standards;
•	Compliance with all applicable federal securities laws; and

5 The requirement to complete an Initial and Annual Holdings Report, Investment Adviser’s Code of Ethics attestation and the U.S. Information Barrier Standards Acknowledgement extends to employees classified as Covered-Asset Management.

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•	Disclosure of any violations of the Code including these Standards to his/her Chief Compliance Officer or the Securities Monitoring Unit.

Initial and Annual U.S. Information Barrier Standards Acknowledgement

All Access Persons, Investment Persons, Supervised Persons and certain Covered Persons5 must submit an acknowledgment that s/he has received training on Prudential’s U.S. Information Barrier Policy (the “Chinese Wall Policy”), have read and understand the Information Barrier Policy and will abide by the terms stated therein.

Broker Consent

Certain brokers may require written consent forms with physical signatures from all account owners, including Immediate Family Members, prior to transmitting personal trading data to Prudential Financial, Inc. for new and existing accounts. To assure compliance with these Standards, you must provide consent in a manner required by each broker.

Other Compliance Acknowledgements and Certifications

Employees may be required to submit additional acknowledgements or certifications upon request as regulatory requirements change and industry standards evolve. Employees will be notified by Compliance when new acknowledgments are required.

Section 10: Administration and Recordkeeping

Violations

Employees are required to promptly report any known violations of these Standards to their business unit Chief Compliance Officer or his/her designee. Reported violations and other violations of these Standards detected through internal monitoring will be reported to the Personal Securities Trading/Mutual Fund Code of Ethics Committee or the Designated Persons & Covered Persons Trading Standards Committee, as applicable. These Committees will review all violations of these Standards and determine any sanctions or other disciplinary actions that may be deemed appropriate. Depending on the facts and circumstances of the violation, sanctions may include monetary penalties, suspension without pay, reduction in PTO days or other disciplinary action up to and including termination of employment. In accordance with FINRA Rule 3110, certain transactions by Registered Representatives prompting an investigation, may require notification to the SRO.

Exceptions

While exemption from certain provisions of these Standards may be granted by the Local Business Unit Compliance Officer (as noted in the sections above), exemption from the Standards in their entirety may only be granted by the Chief Compliance Officer of Prudential Financial, Inc. In all instances, exceptions will only be granted where such exception would not violate laws or regulations.

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All personal trade monitoring requirements outlined in these Standards remain in effect while an Employee is on leave of absence, disability, or vacation. In certain circumstances, when the Employee will have no access to Prudential or its systems while on extended leave, the Employee may request a temporary suspension from certain requirements. The Employee must work with the appropriate business unit compliance officer (and management) to document the circumstances and obtain such an exemption. Until such time as an exemption is granted in writing, all requirements remain in effect for that Employee and his/her Immediate Family Member(s).

Recordkeeping

Prudential’s registered investment advisers are required under the Investment Advisers Act of 1940 and the Investment Company Act of 1940 to keep records of certain transactions in which Access and Investment Persons have a direct or indirect beneficial interest. SMU, with assistance from the business unit compliance teams, maintains all records relating to compliance with these Standards such as preclearance requests, exception reports, memoranda relating to non-compliant transactions, records of violations and any actions taken as a result thereof, acknowledgements, and the names of Access Persons. These records are maintained in accordance with applicable law and Prudential’s Recordkeeping Standards.

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EXHIBIT A

Definitions

Affiliated Exchange Traded Fund – a proprietary fund advised by Prudential, or a non-proprietary fund subadvised by Prudential, and any fund whose investment adviser or principal underwriter is controlled by or under common control with Prudential.

Affiliated Closed-End Fund – a proprietary closed-end fund advised by Prudential, or a non-proprietary closed-end fund subadvised by Prudential, and any closed-end fund whose investment adviser or principal underwriter is controlled by or under common control with Prudential.

Affiliated Open-End Mutual Fund - a proprietary investment company advised by Prudential, or a non-proprietary investment company subadvised by Prudential, and any investment company whose investment adviser or principal underwriter is controlled by or under common control with Prudential.

Authorized Broker-Dealer - the Authorized Broker-Dealers include:

•	Charles Schwab
•	Chase Investor Services Corp (CISC)
•	Computershare Investor Services (Prudential Stock only)
•	E*TRADE
•	Fidelity Investments
•	JP Morgan Chase
•	Merrill Lynch
•	Morgan Stanley
•	Pruco Securities
•	Raymond James
•	TD Ameritrade
•	UBS Financial Services
•	Vanguard
•	Wells Fargo Advisors
•	Apex Clearing Corporation (only for accounts opened through the PMA/Link trading platform)*

*Duplicate statements and confirmations are not required for PMA/Link accounts established with Apex Clearing Corporation given its algorithm-based model. Self- directed brokerage accounts established with Apex Clearing Corporation are not permitted under these Standards without prior Compliance approval.

Automatic Investment Plan – regular periodic purchases (or withdrawals) that are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes dividend reinvestment plans (“DRIPs”) and Employee Stock Purchase Plans (“ESPPs”).

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Broad Based Securities Market Index- an index that is not specific to a sector and is comprised of a minimum of 100 constituents, where the top 10% of constituents cannot account for more than 40% of the index.

Company - Prudential Financial, Inc. and its subsidiaries, otherwise known as “Prudential”.

Covered Security - includes all securities in which an Access Person or Investment Person has the opportunity, directly or indirectly, to profit or share in the profit derived from transactions in such securities. This includes all equity, debt and derivative related transactions with the exception of:

☐	direct obligations of the U.S. Government; [6] (except that PGIM Fixed Income employees are required to pre-clear U.S. Treasury debt issuances, pursuant to the sixth bullet point below);
☐	bankers acceptances;
☐	bank certificates of deposit;
☐	commercial paper;
☐

high quality short-term debt instruments (rated in one of the two highest categories by an NRSRO & maturity of less than 366 days), including repurchase agreements (must be precleared only by Employees in Prudential’s Chief Investment Office, Prudential Global Funding, and Enterprise Risk Management);

☐	All bills, notes, and bonds including U.S. Treasury debt issuances (must be precleared only by Employees of PGIM Fixed Income);
☐	Currencies (must be precleared only by Employees of PGIM Fixed Income);
☐

Cryptocurrencies (the underlying digital currency does not require preclearance; however, cryptocurrency-based ETFs and futures contracts require preclearance just like other ETFs and futures contracts.);

☐	shares issued by money market funds;
☐	shares issued by open-end mutual funds (excluding the PFI Common Stock Fund);
☐	annuities and life insurance contracts;
☐	529 plans purchased directly from the state;
☐	Prudential related securities (must be precleared only by Employees in QMA as well as Designated Persons); and
☐	Exchange Traded Funds (must be precleared only by Employees of PGIM Fixed Income, QMA, PI, GRES, PCS, and by Employees based in Europe).

For Access Persons of GPSI, “Covered Securities” is limited to securities for which the Access Person has access to Material Nonpublic Information.

Discretionary Managed Account – an account managed on a discretionary basis by a person other than the Employee or possibly an algorithmic tool (robo-adviser), over which the Employee has no direct or indirect influence or control over the selection or disposition of securities and no knowledge of transactions therein. A Discretionary Managed Account must have a formal investment management agreement that provides full discretionary authority to a third-party money manager.

6 Includes securities that carry full faith and credit of the U.S. Government for the timely payment of principal and interest, such as Ginnie Maes, U.S. Savings Bonds and U.S. Treasuries.

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Dividend Reinvestment Plan (DRIPs) – a stock purchase plan offered by a corporation whereby shareholders purchase stock directly from the company (usually through a transfer agent) and allow investors to reinvest their cash dividends by purchasing additional shares or fractional shares.

Employee - any person employed by Prudential. While contingent workers are not Employees, those contingent workers that obtain information regarding the purchase or sale of securities in portfolios managed by the Company may be subject to these Standards, as determined on a case-by-case basis.

FIS Protegent PTA – a third-party vendor system used by Prudential to facilitate the surveillance and reporting of personal securities trading information, disclosures, certifications and reporting. Employees’ personal data, including personal trading information, is housed on Prudential’s own servers behind the Prudential firewall. Only authorized persons within the Prudential Compliance Department have access to this information.

Immediate Family – any of the following relatives who share the same household with you and are financially connected to you: child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, including adoptive relationships. The term also includes any related or unrelated individual who resides with, or whose investments are controlled by, or whose financial support is materially contributed to by, the Employee, such as a significant other or domestic partner. For example, this could include individuals with whom you share living expenses, bank accounts, rent or mortgage payments, ownership of a home, or any other material financial support. These situations should be reviewed on a case-by-case basis by the business unit compliance officer or SMU.

Initial Public Offering – an offering of securities registered under the Securities Act of 1933, the issuer of which immediately before registration was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

Investment Club – a group of two or more people, each of whom contributes monies to an investment pool and participates in the investment making decision process and shares in the investment returns.

Local Business Unit Chief Compliance Officer – the Chief Compliance Officer who is responsible for overseeing your business unit. If you do not know who your Local Business Unit Compliance Officer is contact SMU at PST.help@prudential.com.

Local Business Unit Compliance Officer – the Compliance Officer who is responsible for assisting your business unit. If you do not know who your Local Business Unit Compliance Officer is contact SMU at PST.help@prudential.com.

Material Nonpublic Information - information that is not generally available to the investing public that an investor, considering all the surrounding facts and circumstances, would find important in deciding whether or when to buy, sell, or hold a security.

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Monitored Persons - the term Monitored Persons refers collectively to Access Persons, Covered Persons, and Designated Persons. This term is used by SMU for back-end monitoring purposes.

Non-Affiliated Open-End Mutual Funds – an investment company that is not advised or subadvised by Prudential, and whose investment adviser or principal underwriter is not controlled by or under common control with Prudential.

Non-Volitional - a transaction that is not actively initiated by the Employee. This includes but is not limited to: i) transactions in approved Discretionary Managed Accounts; ii) automatic dividend reinvestments; iii) automatic investment plans such as DRIPS, ESPPs, or similar accounts; iv) automatic rebalancing plans; v) allocation changes; and vi) receipt of stock or option bonus awards.

NRSRO – an SEC registered Nationally Recognized Statistical Rating Organization (NRSRO). Such entities assess the creditworthiness of an obligor as an entity or with respect to specific securities or money market instruments.

Private Placement - an offering that is exempt from registration under the Securities Act of 1933, as amended, under Sections 4(2) or 4(6), or Rules 504, 505 or 506 there under.

Restricted List – a listing of securities in which trading by Employees, depending on their designation and access, is generally prohibited.

Securities Accounts – a securities account is an account for which an Employee directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect beneficial interest in the account. This includes:

•	personal accounts;
•	accounts in which your spouse has a beneficial interest*;
•	accounts in which your minor children or any dependent family member has a beneficial interest*;
•	joint or tenant-in-common accounts in which you are a participant;
•	accounts for which you act as trustee, executor or custodian;
•	accounts over which you exercise control or have investment discretion;
•	accounts of any Immediate Family members;
•	accounts in which purchases and sales are limited to Affiliated Open-End Mutual Funds; and
•	accounts that hold Prudential related closed-end mutual funds.

* Due to applicable laws, Employees located outside of the United States may not be required to disclose or report information regarding accounts for which a spouse, dependent family member and/or minor child has a beneficial interest. Such Employees should contact their Local Business Unit Compliance Officer for clarification.

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SMU – Prudential’s Corporate Compliance Securities Monitoring Unit.

Watch List – a listing of securities in which trading by Employees, depending on their designation and access, may be prohibited.

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EXHIBIT B

PERSONAL TRADING STANDARDS SUMMARY REQUIREMENTS
Employee Classifications	Supervised Persons Only	Covered Persons	Access Persons	Investment Persons	Broker/Dealer Associated Persons	Designated Persons
Employees may have multiple classifications. Where conflicts exist between these the classifications, the most stringent requirement will apply.
Acknowledgement Requirements
Complete New Hire, Annual Certifications and Other Compliance Acknowledgements and Certifications	Required	Required (reference Acknowledgements section for specific requirements)	Required	Required	Required	Required
Account Reporting Requirements
Report Immediate Family Member brokerage accounts and holdings	Not Required	Required (reporting holdings is only required for employees classified as Covered-Asst Management)	Required	Required	Required	Required for accounts that can hold PRU stock
Maintain Accounts at Authorized Broker/Dealers	Not Required	Required	Required	Required	Required	Required for accounts that can hold PRU stock
Report Affiliated Open-End Mutual Fund accounts	Not Required	Not Required	Required	Required	Not Required	Not Required
Preclearance Requirements
Covered Securities	Not Required	Not Required (limited applicability to PRT Covered Persons; reference Covered Person)	Required (exclusions may apply for GPSI and Pruco Access Persons)	Required	Not Required	Required for PRU stock trades (Applies to DPs Levels 1-6, 56A, 560 and all QMA DPs)
Securities issued by Prudential “PRU”	Not Required	Not Required	Not Required (QMA Required)	Not Required (QMA Required)	Not Required	Required for PRU stock trades (Applies to DPs Levels 1-6, 56A, 560 and all QMA DPs)
Derivatives and selling short including short sales against the box; hedging transactions including prepaid variable forward contracts, equity swaps, collars, exchange funds, and other financial instruments that are designed to hedge or offset any decrease in market value of equity securities are prohibited activities for all employees.

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PERSONAL TRADING STANDARDS SUMMARY REQUIREMENTS
Employee Classifications	Supervised Persons Only	Covered Persons	Access Persons	Investment Persons	Broker/Dealer Associated Persons	Designated Persons
Employees may have multiple classifications. Where conflicts exist between these the classifications, the most stringent requirement will apply.
PESP	Not Required	Not Required	Not Required	Not Required	Not Required	Required for PRU stock trades (Applies to DPs Levels 1-6, 56A, 560 and all QMA DPs)
Deferred Compensation Plan	Not Required	Not Required	Not Required	Not Required	Not Required	Required for PRU stock trades (Applies to DPs Levels 1-6, 56A, 560 and all QMA DPs)
ETFs (including affiliated ETFs)	Not Required	Not Required	Required (certain exclusions apply by business unit; see Covered Security definition)	Required (certain exclusions apply by business unit; see Covered Security definition)	Not Required	Not Required
Open End mutual funds	Not Required	Not Required	Not Required	Not Required	Not Required	Not Required
Closed End mutual funds	Not Required	Not Required	Required	Required	Not Required	Not Required
IPOs	Not Required	Not Required	Required	Prohibited	Prohibited	Not Required
Private Placements	Not Required	Not Required	Required	Required	Required	Not Required
Trading and Other Requirements
Access/Investment Person Blackout Period (excluding De Minimis Transaction)	Does Not Apply	Does Not Apply	Applies based on trading unit (same day)	Applies (7-day)	Does Not Apply	Does Not Apply
Affiliated Open-End Mutual Fund 60-day Holding Period	Does Not Apply	Does Not Apply	Does Not Apply (Certain Officers may be subject to this requirement)	Applies	Does Not Apply	Does Not Apply

Prudential Financial, Inc.- Revised 08/06/2019

PERSONAL TRADING STANDARDS SUMMARY REQUIREMENTS
Employee Classifications	Supervised Persons Only	Covered Persons	Access Persons	Investment Persons	Broker/Dealer Associated Persons	Designated Persons
Employees may have multiple classifications. Where conflicts exist between these the classifications, the most stringent requirement will apply.
Short-swing profit 60-day holding period (excluding De Minimis Transaction)	Does Not Apply	Does Not Apply	Does Not Apply (Certain exclusions apply to SIRG Investment Persons and PCS Employees; see Standards)	Applies (Certain exclusions apply to SIRG Investment Persons and PCS Employees; see Standards)	Does Not Apply	Does Not Apply
Investment Clubs	Permitted	Permitted	Prohibited	Prohibited	Permitted	Permitted

CONTACTS: PST.HELP@PRUDENTIAL.COM

Prudential Financial, Inc.- Revised 08/06/2019